
<ARTICLE>    7
<LEGEND>    This schedule contains summary financial information extracted from the
Company's consolidated financial statements as filed in Form 10-Q for the quarter ended September 30, 2000, and is qualified in its entirety by reference to such financial statements.
<MULTIPLIER>    1,000,000

<PERIOD-TYPE>                                          9-MOS
<PERIOD-START>                                   Jan-01-2000
<FISCAL-YEAR-END>                                Dec-31-2000
<PERIOD-END>                                     Sep-30-2000
<DEBT-HELD-FOR-SALE>                                  24,156
<DEBT-CARRYING-VALUE>                                  7,577
<DEBT-MARKET-VALUE>                                    7,397
<EQUITIES>                                               237
<MORTGAGE>                                                 0
<REAL-ESTATE>                                              0
<TOTAL-INVEST>                                        31,989
<CASH>                                                   808
<RECOVER-REINSURE>                                         0
<DEFERRED-ACQUISITION>                                 3,758
<TOTAL-ASSETS>                                        37,904
<POLICY-LOSSES>                                       29,222
<UNEARNED-PREMIUMS>                                      361
<POLICY-OTHER>                                             0
<POLICY-HOLDER-FUNDS>                                    371
<NOTES-PAYABLE>                                          914
<PREFERRED-MANDATORY>                                      0
<PREFERRED>                                                0
<COMMON>                                                  32
<OTHER-SE>                                             4,072
<TOTAL-LIABILITY-AND-EQUITY>                          37,904
<PREMIUMS>                                             6,154
<INVESTMENT-INCOME>                                    1,153
<INVESTMENT-GAINS>                                     (100)<F5>
<OTHER-INCOME>                                            25
<BENEFITS>                                             4,946
<UNDERWRITING-AMORTIZATION>                              222
<UNDERWRITING-OTHER>                                   1,309<F6>
<INCOME-PRETAX>                                          755
<INCOME-TAX>                                             234
<INCOME-CONTINUING>                                      521<F1>
<DISCONTINUED>                                             0
<EXTRAORDINARY>                                            0
<CHANGES>                                                  0
<NET-INCOME>                                             521<F2>
<EPS-BASIC>                                             1.96<F4>
<EPS-DILUTED>                                           1.91<F3>
<RESERVE-OPEN>                                             0
<PROVISION-CURRENT>                                        0
<PROVISION-PRIOR>                                          0
<PAYMENTS-CURRENT>                                         0
<PAYMENTS-PRIOR>                                           0
<RESERVE-CLOSE>                                            0
<CUMULATIVE-DEFICIENCY>                                    0

<F1> <F1> Includes net realized losses of $58 ($.22 per basic share, $.21 per diluted share) due to the sale of one bond at a loss and the impairment of another bond.
Also includes benefit of $99 ($.37 per basic share, $.36 per diluted share) due to the release of a retirement liability.
<F2> <F1> Includes net realized losses of $58 ($.22 per basic share, $.21 per diluted share) due to the sale of one bond at a loss and the impairment of another bond.
Also includes benefit of $99 ($.37 per basic share, $.36 per diluted share) due to the release of a retirement liability.
<F3> <F1> Includes net realized losses of $58 ($.22 per basic share, $.21 per diluted share) due to the sale of one bond at a loss and the impairment of another bond.
Also includes benefit of $99 ($.37 per basic share, $.36 per diluted share) due to the release of a retirement liability.
<F4> <F1> Includes net realized losses of $58 ($.22 per basic share, $.21 per diluted share) due to the sale of one bond at a loss and the impairment of another bond.
Also includes benefit of $99 ($.37 per basic share, $.36 per diluted share) due to the release of a retirement liability.
<F5> <F2> Includes sale of one security at a loss of $34 and impairment of another security in the amount of $57.
<F6> <F3> Includes release of retirement liability of $(101).

